For the fiscal year ended May 31, 2003.
File number 811-5206
Jennison Natural Resources Fund, Inc.
(formerly Prudential Natural Resources Fund, Inc.)


SUB-ITEM 77D
Policies With Respect to Security Investment

PRUDENTIAL MUTUAL FUNDS

Supplement dated June 4, 2003

	The following information supplements the Sections of the Prospectus entitled "Risk/Return Summary - Fees and Expenses," "How to Buy, Sell and Exchange Shares of the Fund - How to Buy Shares - Step 2: Choose a Share Class," "How to Buy,Sell and Exchange Shares of the Fund - Reducing or Waiving Class A's Initial Sales Charge," "How to Buy, Sell and Exchange Shares of the Fund - Waiving Class C's Initial Sales Charge," "How to Buy, Sell and Exchange Shares of the Fund - How to Sell Your Shares - Contingent Deferred Sales Charges (CDSC), "How to Buy, Sell and Exchange Sharesof the Fund - How to Sell Your Shares - Contingent Deferred Sales Charges (CDSC) - Waiver of the CDSC - Class A Shares." The following information also supplements applicable subsections of the Section of the Statement of Additional Information (SAI) entitled "Purchase, Redemption and Pricing of Fund Shares:"

Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%. This charge is waived for all such Class A shareholders other than those who purchased their shares through certain broker-dealers that are not affiliated with Prudential.

Investors who purchase Class C shares through certain unaffiliated brokers may purchase Class C shares without paying the 1% initial sales charge.


	Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses and SAIs to which this Supplement relates.

Name of Fund						Prospectus and SAI Date

Prudential Europe Growth Fund, Inc. 			June 26, 2002
Prudential Natural Resources Fund, Inc. 		July 30, 2002
Prudential Municipal Bond Fund
	High Income Series				June 28, 2002
	Insured Series					June 28, 2002
Prudential California Municipal Fund
	California Series			        October 24, 2002
	California Money Market Series			October 24, 2002
	California Income Series		        October 24, 2002
Prudential Municipal Series Fund
	Florida Series				       	October 24, 2002
	New Jersey Series				October 24, 2002
	New Jersey Money Market Series			October 24, 2002
	New York Series					October 24, 2002
	New York Money Market Series			October 24, 2002
	Pennsylvania Series				October 24, 2002










MF2003C7